SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (Date of earliest event reported): August 14, 2006
AMERICAN GENERAL FINANCE CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana (STATE OR OTHER JURISDICTION OF INCORPORATION)	1-6155 (COMMISSION FILE NUMBER)	35-0416090 (IRS EMPLOYER IDENTIFICATION NUMBER)

601 N.W. Second Street, Evansville, IN 47708 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
Registrant’s telephone number, including area code: (812) 424-8031
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 14, 2006, American General Finance Corporation (the “Company”) established a program for the issuance from time to time of the Company’s Medium-Term Notes, Series J (the “Notes”). Any such issuance will be under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-136056) (the “Registration Statement”) and the related Prospectus dated July 26, 2006 and Prospectus Supplement dated August 14, 2006, as each may be amended from time to time.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following Exhibits are filed as part of this Report and as Exhibits to the Registration Statement:

Exhibit
Number	Description
1	Form of Distribution Agreement relating to the Notes.

4(a)	Resolutions of the Terms and Pricing Committee establishing the terms of the Notes, certified by the Secretary of the Company.

4(b)	Form of Fixed Rate Medium-Term Note, Series J (Book-Entry).

4(c)	Form of Floating Rate Medium-Term Note, Series J (Book-Entry).

5	Opinion of Jack R. Erkilla, Deputy General Counsel for the Company, as to the legality of the Notes.

8	Opinion of Barnes & Thornburg, special counsel for the Company, as to certain federal tax matters.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

American General Finance Corporation

By:	/s/ Donald R. Breivogel, Jr.

Name: Donald R. Breivogel, Jr. Title: Senior Vice President and Chief Financial Officer
Date: August 14, 2006

EXHIBIT INDEX

Exhibit
Number	Description
1	Form of Distribution Agreement relating to the Notes.

4(a)	Resolutions of the Terms and Pricing Committee establishing the terms of the Notes, certified by the Secretary of the Company.

4(b)	Form of Fixed Rate Medium-Term Note, Series J (Book-Entry).

4(c)	Form of Floating Rate Medium-Term Note, Series J (Book-Entry).

5	Opinion of Jack R. Erkilla, Deputy General Counsel for the Company, as to the legality of the Notes.

8	Opinion of Barnes & Thornburg, special counsel for the Company, as to certain federal tax matters.